Exhibit 99.1

Investor Relations Contact:

Leslie Green

Green Communications Consulting, LLC

650-312-9060

leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Second Quarter 2007 Financial Results

• Q2 2007 Net Revenues:	$25.8 million
• Q2 2007 GAAP Net Income:	$2.3 million; $0.11 per share (diluted)
• Q2 2007 Non-GAAP Net Income:	$6.2 million; $0.28 per share (diluted)
• Q2 2007 cash and short-term investments grew by $8.8 million to $104.7 million

MOUNTAIN VIEW, Calif. – July 24, 2007 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors, today announced financial results for the second quarter ended June 30, 2007.

Revenue for the second quarter of 2007 was $25.8 million, a 10.4 percent sequential increase from $23.4 million for the first quarter of 2007.

Second quarter 2007 net income, determined in accordance with generally accepted accounting principles (GAAP), was $2.3 million or $0.11 per share. By comparison, GAAP net income was $1.6 million or $0.08 per share in the first quarter of 2007. GAAP net income includes stock-based compensation expense and amortization of intangible assets. Excluding these costs, non-GAAP net income for the second quarter of 2007 was $6.2 million or $0.28 per share, an increase of 16.7 percent from $0.24 per share for the first quarter of 2007.

The company continued to generate cash from its profitable operations. Cash and short-term investments increased $8.8 million during the second quarter to $104.7 million at June 30, 2007.

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NetLogic Microsystems, Inc. Announces Second Quarter 2007 Results

July 24, 2007

Management Qualitative Comments

“This was another good quarter as we continued to see broad-based momentum across our customer base,” said Ron Jankov, president and CEO. “During the second quarter, revenue growth outside our largest customer grew by more than 30 percent, indicating a continuing strong demand for increasingly complex packet processing in a wide array of applications. Further, we received our first volume production orders for the NL8000 product family for shipment in the fourth quarter to our largest customer. This marks a company record for the speed in which we brought a product from tape out to fully-qualified volume production, and is the result of our success in achieving functionality and performance targets with first pass silicon. Our design-in activity continues to be very strong for both the NL7000 and NL8000 product families, where our advanced performance and unique functionality puts us in a position of custom, sole-sourced supplier for many complex applications. Our design engagements and design wins for our NETLite™ processors are increasing as we continue to work with our silicon partners to significantly upgrade the functionality of entry-level systems, such as broadband access and Ethernet switching. Also, our NETL7™ processor product family continues to expand with the release of the NLS1005 content processor featuring a high-speed PCI Express interface. We also announced the availability of production-ready software drivers, compilers and inspection engines for our NETL7 processors, which will allow us to effectively and efficiently support and engage with a much larger set of customers. We expect to announce design wins for our NETL7 processors with additional customers in the second half of 2007.”

Recent Highlights

•

NetLogic Microsystems announced that it appointed Michael T. Tate as vice president and chief financial officer, effective July 18, 2007. Tate was previously interim chief financial officer, vice president, corporate controller, and treasurer at Marvell Technology Group Ltd. Tate joined Marvell in January 2001 as part of Marvell’s acquisition of Galileo Technology Ltd. Prior to joining Marvell, from 1997 to 2001, he served in various senior financial management roles at Galileo Technology Ltd. including vice president of finance and chief financial officer.

•

NetLogic Microsystems also announced that its knowledge-based processors will be used by Datang Mobile Communications Equipment Co., Ltd. for its third-generation (3G) TD-SCDMA network solutions that will be deployed by China Mobile as part of China Mobile’s network expansion program.

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NetLogic Microsystems, Inc. Announces Second Quarter 2007 Results

July 24, 2007

•

The company announced the availability of the NLS1005 content processor, the newest addition to its NETL7 Layer 7 knowledge-based processor family. The NLS1005 content processor features a high-speed PCI Express® interface, and enables deep packet inspection and application signature recognition with 10-Gigabit line rate performance.

•

The company announced the availability of production-ready software drivers, compilers and inspection engines for its NETL7 processors. This significantly reduces the amount of time and engineering resources required by the company and its customers to productize solutions incorporating the NETL7 processors.

•

NetLogic Microsystems also announced initial revenue shipments of the NL8000, its fourth generation knowledge-based processor, to its leading customer in support of multiple programs covering a range of advanced products. The NL8000 knowledge-based processor features a number of major advances and industry firsts in knowledge-based processing. It achieves new levels of parallel processing performance through a patented dual-core technology and a first-of-its-kind ability to parse decisions into 64 unique processing elements, which is double the number of processing elements of any competitive part. This capability to execute multiple parallel decisions during a single core clock cycle combined with our highly pipelined synchronous cross-connect bussing scheme enables customers to deploy 100 Gbps ASIC, Switches, and Network Processors.

Conference Call

NetLogic Microsystems will hold its second quarter 2007 financial results conference call today at 2:00 p.m. Pacific time. To listen to the conference call, dial 800-299-7098 ten minutes prior to the start of the call, using the passcode 74101484. International callers, dial 617-801-9715. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 888-286-8010 and enter passcode 22288708. International callers dial 617-801-6888.

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NetLogic Microsystems, Inc. Announces Second Quarter 2007 Results

July 24, 2007

The conference call will be available via a live webcast on the investor relations section of NetLogic Microsystems’ web site at http://www.netlogicmicro.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for three months.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ:NETL), a fabless semiconductor company headquartered in Mountain View, California, designs, develops and markets high performance knowledge-based processors for a variety of advanced wireline and mobile wireless networking systems, such as routers, switches, wireless infrastructure equipment, network security appliances, network access equipment and networked storage devices. NetLogic Microsystems’ knowledge-based processors employ an advanced processor architecture and a large knowledge or signature database containing information on the network, as well as applications and content that run on the network, to make complex decisions about individual packets of information traveling through the network. Knowledge-based processors from NetLogic Microsystems significantly enhance the ability of networking original equipment manufacturers (OEMs), to supply network service providers with systems offering more advanced functionality for the Internet, such as high-definition video delivery over the Internet (IPTV), voice transmission over the Internet (VoIP), unified threat management (UTM), virtual private networks (VPN), rich content delivery over mobile wireless networks, and streaming video and audio. For more information about products offered by NetLogic Microsystems, call 650.961.6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

NetLogic Microsystems, the NetLogic Microsystems logo, NETLite and NETL7 are trademarks of NetLogic Microsystems, Inc. All other trademarks are the sole property of their respective holders.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from

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NetLogic Microsystems, Inc. Announces Second Quarter 2007 Results

July 24, 2007

time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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NetLogic Microsystems, Inc. Announces Second Quarter 2007 Results

July 24, 2007

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenue	$25,835	$25,831	$49,246	$49,155
Cost of revenue*	9,249	10,094	18,100	19,030

Gross profit	16,586	15,737	31,146	30,125

Operating expenses:
Research and development*	10,886	9,703	20,934	17,764
In-process research and development	—	—	—	10,700
Selling, general and administrative*	4,561	3,996	8,521	7,603

Total operating expenses	15,447	13,699	29,455	36,067

Income (loss) from operations	1,139	2,038	1,691	(5,942)
Interest and other income, net	1,291	923	2,462	1,604

Income (loss) before income taxes	2,430	2,961	4,153	(4,338)
Provision for income taxes	92	23	178	48

Net income (loss)	$2,338	$2,938	$3,975	$(4,386)

Net income (loss) per share—Basic	$0.11	$0.15	$0.19	$(0.23)

Net income (loss) per share—Diluted	$0.11	$0.14	$0.18	$(0.23)

Shares used in calculation—Basic	20,691	19,923	20,548	19,393

Shares used in calculation—Diluted	21,773	21,508	21,628	19,393

*	Includes the following amounts of stock-based compensation (in thousands):

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Cost of revenue	$143	$131	$334	$148
Research and development	2,223	1,972	4,293	3,565
Selling, general and administrative	1,173	956	2,187	1,878

Total	$3,539	$3,059	$6,814	$5,591

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NetLogic Microsystems, Inc. Announces Second Quarter 2007 Results

July 24, 2007

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation, amortization of intangible assets, an in-process research and development charge and a fair value adjustment of the acquired inventory resulting from the acquisition of NSE assets of Cypress Semiconductor Corporation and the effects of our adoption of SFAS 123R upon the number of diluted shares used in calculating non-GAAP earnings per share.

We excluded stock-based compensation expense as well as amortization of intangibles as they are non-cash in nature. We excluded an in-process research and development charge and a fair value adjustment related to acquired inventory, as they are considered one-time expenses.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated July 24, 2007 that the Company has submitted to the Securities and Exchange Commission.

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NetLogic Microsystems, Inc. Announces Second Quarter 2007 Results

July 24, 2007

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
GAAP net income (loss)	$2,338	$2,938	$3,975	$(4,386)
Reconciling items:
Stock-based compensation	3,539	3,059	6,814	5,591
In-process research and development	—	—	—	10,700
Amortization of intangible assets	325	743	650	1,115
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	—	192	—	288

Non-GAAP net income	$6,202	$6,932	$11,439	$13,308

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO

NON-GAAP DILUTED NET INCOME PER SHARE

(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Diluted:
GAAP net income (loss) per share	$0.11	$0.14	$0.18	$(0.23)
Reconciling items:
Stock-based compensation	0.16	0.14	0.31	0.26
In-process research and development	—	—	—	0.50
Amortization of intangible assets	0.01	0.03	0.03	0.05
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	—	0.01	—	0.02
Difference in shares count between diluted GAAP and diluted non-GAAP calculations	—	—	—	0.02

Non-GAAP net income per share—Diluted	$0.28	$0.32	$0.52	$0.62

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NetLogic Microsystems, Inc. Announces Second Quarter 2007 Results

July 24, 2007

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED NET INCOME PER SHARE CALCULATION TO

THE SHARES USED FOR NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION

(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Shares used in calculation—Diluted (GAAP)	21,773	21,508	21,628	19,393
The effect of removing stock-based compensation expense under FAS 123(R) for non-GAAP presentation purpose	324	379	279	375
The effect of dilutive potential common shares due to reporting non-GAAP net income	—	—	—	1,593

Shares used in calculation—Diluted (non-GAAP)	22,097	21,887	21,907	21,361

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(UNAUDITED)

	Three months ended				Six months ended
	June 30, 2007		June 30, 2006		June 30, 2007		June 30, 2006
Total GAAP gross margin	$16,586	64.2%	$15,737	60.9%	$31,146	63.2%	$30,125	61.3%
Reconciling items:
Stock-based compensation	143	0.6%	131	0.5%	334	0.7%	148	0.3%
Amortization of intangible assets	325	1.3%	743	2.9%	650	1.3%	1,115	2.3%
Fair value adjustment related to the inventory acquired from Cypress Semiconductor Corp.	—		192	0.7%	—		288	0.6%

Total Non-GAAP gross margin	$17,054	66.0%	$16,803	65.0%	$32,130	65.2%	$31,676	64.4%

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NetLogic Microsystems, Inc. Announces Second Quarter 2007 Results

July 24, 2007

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$73,717	$50,752
Short-term investments	30,982	39,127
Accounts receivable, net	7,924	7,736
Inventory	9,770	10,703
Prepaid expenses and other current assets	1,881	1,387

Total current assets	124,274	109,705
Property and equipment, net	6,456	5,530
Goodwill	37,069	37,069
Intangible asset	4,713	5,362
Other assets	108	103

Total assets	$172,620	$157,769

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,908	$4,930
Accrued liabilities	7,681	7,353
Deferred revenue	208	54
Capital lease obligations, current	2,083	1,382

Total current liabilities	14,880	13,719
Capital lease obligations, long-term	—	1,243
Other liabilities	275	283

Total liabilities	15,155	15,245

Stockholders' equity:
Common stock and additional paid-in capital	235,703	224,851
Deferred stock-based compensation	(42)	(182)
Accumulated other comprehensive income (loss)	(18)	8
Accumulated deficit	(78,178)	(82,153)

Total stockholders' equity	157,465	142,524

Total liabilities and stockholders' equity	$172,620	$157,769